                                   Coherent, Inc.

                                   [_____] Shares

                                    Common Stock

                                  ($.01 Par Value)

                               UNDERWRITING AGREEMENT

[_____], 2000

                               UNDERWRITING AGREEMENT

                                                                  [_____], 2000

UBS Warburg LLC

CIBC World Markets Corp.
U.S. Bancorp Piper Jaffray Inc.
BlueStone Capital Partners, L.P.
       As representatives of the several Underwriters named in Schedule A hereto

c/o UBS Warburg LLC
299 Park Avenue
New York, New York   10171-0026

Ladies and Gentlemen:

              Coherent, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the Underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of [3,000,000] shares (the "Firm Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional [450,000] shares of Common Stock (the "Additional Shares").
The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below.

              The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-[_____]) including a prospectus, relating to the Shares, which incorporates by reference documents which the Company has filed in accordance with the provisions of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses and the documents incorporated by reference therein (each thereof, including the documents incorporated by reference, being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act, and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the Registration Statement, and the prospectus, including all documents incorporated therein by reference, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the Prospectus.

              The Company and the Underwriters agree as follows:

              1. SALE AND PURCHASE. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of $[_____] per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the public offering contemplated herein to such extent as you may determine.

              In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); PROVIDED, HOWEVER, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day (1) after the date on which the option shall have been exercised nor later than the tenth business day after


----------------------
       (1) As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.

the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

              2. PAYMENT AND DELIVERY. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., Pacific Standard Time, on [_____], 2000 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of
Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase." Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.

              Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the additional time of purchase.

              Deliveries of the documents described in Section 6 below with respect to the purchase of the Shares shall be made at the offices of Dewey Ballantine LLP, 333 South Hope Street, Los Angeles, California at 9:00 A.M., Pacific Standard Time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

              3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each of the Underwriters that:

                     (a) the Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act; and when the Registration Statement became or becomes effective, the Registration

       Statement and the Prospectus complied or will comply fully in all material respects with the provisions of the Act, and the Registration Statement did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus, any Preliminary Prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the time of closing, complied and will comply in all material respects with any applicable laws or regulations of jurisdictions in which the Prospectus and such Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of the Shares, any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or Prospectus have been so described or filed, PROVIDED, HOWEVER, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; the documents incorporated by reference in the Registration Statement or the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and do not contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed directly or indirectly any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act;

                     (b) as of the date of this Agreement, the Company has authorized and outstanding capital stock as set forth under the heading entitled "Actual" in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized capitalization as set forth under the heading entitled "As adjusted" in the section of the Registration and the Prospectus entitled "Capitalization"[, and assuming the receipt and application of the net proceeds as described under the section of the Registration Statement and the Prospectus entitled "Use of proceeds," the Company shall have an authorized and outstanding capital stock as set forth under the heading entitled "Pro forma as adjusted" in the section of the Registration Statement and the Prospectus entitled "Capitalization"]; all of the issued and outstanding shares of capital stock including Common Stock of the Company shall have been duly and validly authorized and issued, fully paid and nonassessable, shall have been issued in compliance with all federal and state securities laws and shall not have been issued in violation of any preemptive right, resale right, right of first refusal or similar right;

                     (c) except as set forth in the Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations other than non-material amounts of options granted pursuant to the Company's stock plans described in the Prospectus. All outstanding shares of capital stock and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable securities laws and were not issued in violation of any preemptive rights, rights of first refusal or similar rights.

                     (d) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement;

                     (e) the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not individually or in the aggregate have a material adverse effect on the business, prospects, properties, condition (financial or otherwise) or results of operation of the Company and its Subsidiaries (as defined below) taken as a whole (a "Material Adverse Effect"); the Company does not have any subsidiaries (as defined in the Act) other than those set forth on Schedule B attached hereto (collectively, the "Subsidiaries"); other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity [except as set forth in the Registration Statement and the Prospectus]; complete and correct copies of the certificates of incorporation and bylaws or other organizational documents of the Company and the Subsidiaries and all amendments thereto have been delivered to you, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; the Subsidiaries are duly qualified to do business as foreign corporations in good standing in each jurisdiction in which the ownership or leasing of their properties or the conduct of their businesses requires such qualification, except where the failure to so qualify would not individually or in the aggregate have a Material Adverse Effect; all of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company subject to no security interest other encumbrance or adverse claims; no options, warrants or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding; and the Company and each of its Subsidiaries are in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions;

                     (f) the Company and the Subsidiaries are duly qualified or licensed by and are in good standing in each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a Material Adverse Effect on the operations, business, condition, prospects or property of the Company and the Subsidiaries, taken as a whole; and the Company and the Subsidiaries are in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions;

                     (g) neither the Company nor any of the Subsidiaries is in breach of, or in default under (and no event has occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), its respective charter or bylaws or other organizational documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which either of them or any of their respective properties may be bound or affected, the effect of which would individually or in the aggregate have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby and by the Registration Statement will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the charter or bylaws or other organizational documents of the Company or any of the Subsidiaries or under any provision of any license, permit, franchise, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, the result of which would individually or in the aggregate would have a Material Adverse Effect;

                     (h) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms;

                     (i) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus; the certificates for the Shares are in due and proper form; and the holders of the Shares will not be subject to personal liability by reason of being such holders;

                     (j) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable;

                     (k) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares contemplated hereby and by the Registration Statement, other than registration of the Shares under the Act, which has been or will be effected by the Company, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD");

                     (l) no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock or other equity interests in connection with the filing of the Registration Statement or upon the issuance and sale of the Shares to the Underwriters; and no person has any preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of shares of Common Stock of the Company [other than those that have been expressly waived prior to the date hereof] or to underwrite the offer and sale of the Shares.

                     (m) Deloitte and Touche, LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Act;

                     (n) the Company and each of the Subsidiaries has all necessary licenses, permits, franchises, authorizations, consents and approvals, and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, permit, franchise, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which could individually or in the aggregate have a Material Adverse Effect;

                     (o) all legal or governmental proceedings, all statutes and regulations and all contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

                     (p) there are no private or governmental actions, suits, claims, investigations or proceedings pending, threatened or, to the knowledge of the Company, contemplated, to which the Company or any of the Subsidiaries or any of their respective officers is subject or of which any of their respective properties is subject, whether at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency [which could
       (i) result in a judgment, decree or order having a Material Adverse Effect, (ii) would materially and adversely affect the ability to the Company to perform its obligations contemplated hereby or (iii) would be otherwise material in the context of the issuance or sale of the Shares or consummation of the transactions contemplated hereby];

                     (q) the audited financial statements included in the Registration Statement and the Prospectus present fairly the financial position and results of operations of the Company and the Subsidiaries as of the dates and for the periods indicated; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; [the pro forma financial data included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Securities Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries[; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not so included as required]];

                     (r) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, prospects, properties, assets described or referred to in the Registration Statement or condition (financial or otherwise) or results of operations of the Company or any of the Subsidiaries, (ii) any transaction which is material to the Company or any of the Subsidiaries,
       (iii) the incurrence by the Company or any of the Subsidiaries of any obligation, direct or contingent, and whether or not in the ordinary course of business, which is material to the Company or any of the Subsidiaries, (iv) any change in the capital stock or other equity interest or outstanding indebtedness of the Company or any of the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interest of the Company or any of the Subsidiaries. The Company and each of the Subsidiaries does not have any material contingent obligations which are not disclosed in the Registration Statement;

                     (s) the Company has obtained the agreement of each of its executive officers, directors and holders of Common Stock and securities convertible into or exchangeable or exercisable for Common Stock not to sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock for a period of 90 days after the date of the Prospectus without the prior written consent of UBS Warburg LLC ("UBSW");

                     (t) the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, defects, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus and except as would not individually or in the aggregate have a Material Adverse Effect. All the property described in the Prospectus as being held under lease by the Company and each of the Subsidiaries is held thereby under valid, subsisting and enforceable leases;

                     (u) the Company and each of the Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective business and
       (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect;

                     (v) in the ordinary course of its respective business, the Company and each of the Subsidiaries conducts a periodic review of the effect of Environmental Laws on its respective business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and each of the Subsidiaries has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect;

                     (w) the Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amount as are customary in the business in which it is engaged; all policies of insurance insuring the Company and each of the Subsidiaries or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and each of the Subsidiaries is in compliance with the terms of such policies in all material respects; there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; [the Company and each of the Subsidiaries has not been refused any material insurance coverage sought or applied for; and the Company and each of the Subsidiaries has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its respective business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company[, except as described or contemplated by the Prospectus;]

                     (x) the Company and each of the Subsidiaries has not either sent or received any notice of termination of any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination has been threatened by the Company or any of the Subsidiaries or any other party to any such contract or agreement;

                     (y) all statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

                     (z) neither the Company nor any of its affiliates, including the Subsidiaries, has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act") or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                     (aa) other than as set forth in the Prospectus, the Company and each of the Subsidiaries will own, possess, license or have other rights to use all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, information, proprietary rights and processes ("Intellectual Property") necessary for their respective businesses as described in the Prospectus (including the offer and sale of those products and services, both currently marketed and under development, described in the Prospectus), without, to the Company's knowledge, any conflict with or infringement of the interests of others, and has taken all reasonable steps necessary to secure interests in such Intellectual Property; except as disclosed in the Prospectus, the Company is not aware of outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company or the Subsidiaries that are required to be disclosed in the Prospectus, and, except as disclosed in the Prospectus, the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be disclosed in the Prospectus; none of the technology employed by the Company or any of the Subsidiaries has been obtained or is being used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of their respective directors or executive officers or, to the Company's knowledge, any employees of the Company or any of the Subsidiaries or otherwise in violation of the rights of any persons; except as disclosed in the Prospectus, the Company and each of the Subsidiaries has not received any communications alleging that the Company or any of the Subsidiaries has violated, infringed or conflicted with, or, by conducting its business as described in the Prospectus, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity other than any such violatio, infringement or conflict which would not individually or in the aggregate have a Material Adverse Effect;

                     (bb) the Company and each of the Subsidiaries has not sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in the Prospectus or other than any loss or interference which individually or in the aggregate would not have a Material Adverse Effect;

                     (cc) the Company and each of the Subsidiaries has not violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which individually or in the aggregate might result in a Material Adverse Effect;

                     (dd) no material labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in or contemplated by the Prospectus, or to the best knowledge of the Company, is imminent; and the Company and each of the Subsidiaries is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company or the Subsidiaries;

                     (ee) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                     (ff) the Company and each of the Subsidiaries has filed all federal, state, local and foreign tax returns and tax forms required to be filed. Such returns and forms are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. All payroll withholdings required to be made by the Company and each of the Subsidiaries with respect to employees have been made. The charges, accruals and reserves on the books of the Company and each of the Subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the knowledge of the Company, no tax deficiency might be reasonably asserted or threatened against the Company or any of the Subsidiaries that could individually or in the aggregate have a Material Adverse Effect;

                     (gg) the Company is not, and after giving effect to the offering and sale of the Shares, will not be, an "investment company" or a "promoter," "principal underwriter" for or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

                     (hh) the outstanding Common Stock is, and the Shares as of the date of the Registration Statement becomes effective, the Common Stock will be, authorized for quotation on the Nasdaq National Market.

              In addition, any certificate signed by any officer of the Company, delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

              4.     CERTAIN COVENANTS. The Company hereby agrees:

                     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                     (b) to make available to the Underwriters in New York City, [San Francisco and Los Angeles,] as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus beyond the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request and at its cost such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

                     (c) to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules);

                     (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus, including by filing any documents that would be incorporated therein by reference, and to file no such amendment or supplement to which you shall object in writing;

                     (e) subject to Section 4(o) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing;

                     (f) if necessary or appropriate, to file in a timely fashion a registration statement pursuant to Rule 462(b) under the Act;

                     (g) to furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries, in each case, as soon as such communications, documents or information becomes available;

                     (h) to advise the Underwriters promptly of the occurrence of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish promptly to the Underwriters, at no expense to the Underwriters, such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                     (i) to make generally available to its security holders, and to deliver to you, as soon as practicable an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) and ending not later than 15 months thereafter;

                     (j) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

                     (k) to furnish to you five signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

                     (l) to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available quarterly (if available) or monthly unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries, which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to
       Section 6(e) hereof;

                     (m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of proceeds" in the Prospectus;

                     (n) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any statements of information, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the associated reasonable fees and disbursements of counsel for the Underwriters and (vii) the performance of the Company's other obligations hereunder;

                     (o) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (e) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

                     (p) not to sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other shares of the Company that are substantially similar to Common Stock or permit the registration under the Act of any shares of Common Stock for a period of 90 days after the date hereof (the "Lock-up Period"), without the prior written consent of UBSW, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of outstanding options or warrants as disclosed in the Registration Statement and the Prospectus, such issued Common Stock not to be disposed of by the recipients thereof prior to the expiration of the Lock-up Period and (iii) the issuance of employee stock options not exercisable during the Lock-up Period pursuant to stock option plans described in the Registration Statement and the Prospectus; and

                     (q) to use its best efforts to cause the Shares to be listed for quotation and to maintain the listing of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ").

              5. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. The Company agrees that if the Shares are not delivered for any reason other than the termination of this Agreement pursuant to subsections (ii), (iii) or (iv) of the second paragraph of Section 7 hereof or the last paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, it shall, in addition to paying the amounts described in
Section 4(n) hereof, reimburse the Underwriters for all of the out-of-pocket accountable expenses actually incurred by the Underwriters, including the reasonable fees and disbursements of their counsel.

              6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties of the Company on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                     (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

                            (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

                            (ii) each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own, lease and operate its respective properties and to conduct its respective business;

                            (iii) the Company and each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its respective properties or the conduct of its respective business requires such qualification, except where the failure to so qualify would not individually or in the aggregate have a Material Adverse Effect;

                            (iv) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms;

                            (v) the shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, nonassessable and, to such counsel's knowledge, fully paid;

                            (vi) the Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters, will be duly and validly issued, fully paid and nonassessable;

                            (vii) the Company has authorized and outstanding shares of capital stock as set forth in the Registration Statement and the Prospectus; the outstanding shares of capital stock of the Company [and each of the Subsidiaries] have been duly and validly authorized and issued and are fully paid, nonassessable and free of statutory and, to such counsel's knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights, except as set forth in the Prospectus and the Registration Statement; the Shares when issued will be free of statutory and, to such counsel's knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

                            (viii) other than the Subsidiaries, the Company does not own or control, directly or indirectly, any corporation, association or other entity; the Subsidiaries each has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as described in the Registration Statement; each of the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its respective properties or the conduct of its respective business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as otherwise stated in the Registration Statement, are owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim; to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in each of the Subsidiaries are outstanding;

                            (ix)     the capital stock of the Company,
              including the Shares, conforms to the description thereof contained in the Registration Statement and Prospectus;

                            (x)      the Registration Statement and the
              Prospectus (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

                            (xi) the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus, and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

                            (xii) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the

              Shares and the consummation of the transactions contemplated hereby and by the Registration Statement, other than registration of the Shares under the Act and other than any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, as to which such qualification such counsel need express no opinion;

                            (xiii) the execution, delivery and performance of this Agreement by the Company and the transactions contemplated hereby and by the Registration Statement do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of, or constitute a default under), any provisions of the charter or bylaws or other organizational documents of the Company or any of the Subsidiaries or under any provision of any license, permit, franchise, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule, or any decree, judgment or order applicable to the Company or any of the Subsidiaries;

                            (xiv) to such counsel's knowledge, the Company and each of the Subsidiaries is not in violation of its respective charter or bylaws, and the Company and each of the Subsidiaries is not in breach of nor in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any license, permit, franchise, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is or was a party or by which it or its respective properties may be bound or affected or in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, the effect of which would individually or in the aggregate have a Material Adverse Effect;

                            (xv) the statements (A) in the Prospectus under the captions "Risk factors - Provisions of our charter documents, Delaware law and our Change-of-Control Severance Plan may have anti-takeover effects that could prevent or delay a change in control" and (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                            (xvi) to such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be described in the Prospectus which have not been so filed, summarized or described;

                            (xvii) to such counsel's knowledge, there are no private or governmental actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective officers is subject or of which any of their respective properties is subject, whether at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

                            (xviii)  the Company is not, and after the offering
              and sale of the Shares, will not be, an "investment company," or a "promoter," "principal underwriter" for or an entity controlled by an "investment company," as such terms are defined in the Investment Company Act;

                            (xix) the documents incorporated by reference in the Registration Statement and Prospectus, when they became effective were filed (or, if an amendment with respect to any such document was filed when such amendment was filed) with the Commission, complied as to form in all material respects with the Exchange Act (except as to the consolidated financial statements and schedules and other financial data contained or incorporated by reference therein as to which such counsel need express no opinion);

                            (xx)     the statements in the Registration
              Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown; and

                            (xxi) to the knowledge of such counsel, except as described in the Registration Statement and Prospectus, no person is entitled to registration rights with respect to shares of capital stock or other securities of the Company or any of the Subsidiaries.

              In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs
(vi), (vii) and (viii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

                     (b) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Limbach & Limbach L.L.P., special counsel to the Company with respect to intellectual property, addressed to the Underwriters and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

                            (i) such counsel represents the Company in certain matters relating to intellectual property, including patents;

                            (ii) to such counsel's knowledge, except as described in the Prospectus, (A) the Company has valid license rights or clear title to the Intellectual Property referenced in the Prospectus, and there are no rights of third parties to any such Intellectual Property; (B) there is no infringement or other violation by third parties of any of the Intellectual Property of the Company referenced in the Prospectus; (C) there is no infringement or other violation by the Company of any Intellectual Property of others; (D) there is no pending or threatened action, suit proceeding or claim by governmental authorities or others that the Company infringes or otherwise violates any Intellectual Property of others, and such counsel is unaware of any facts which would form a reasonable basis for any such claim; and (E) there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others challenging the rights of the Company in or to, or challenging the scope of, any Intellectual Property of the Company referenced in the Prospectus, and such counsel is unaware of any facts which would form a reasonable basis for any such claim;

                            (iii) to such counsel's knowledge, the patent applications of the Company presently on file disclose patentable subject matter, and such counsel is not aware of any inventorship challenges, any interference which has been declared or provoked, or any other material fact with respect to the patent applications of the Company presently on file that (A) would preclude the issuance of patents with respect to such applications, or (B) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations; and

                            (iv)     the statements in the Registration
              Statement and the Prospectus referencing Intellectual Property matters, insofar as such statements constitute summaries of legal matters, contracts, agreements, documents or proceedings referred to therein, or refer to statements of law or legal conclusions, are in all material respects accurate and complete statements or summaries of the matters therein set forth. Nothing has come to such counsel's attention that causes them to believe that such above described portions of the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that such above described portions of the Prospectus, at the date of the Prospectus contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                            (c) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Arnold & Porter, regulatory counsel to the Company, dated the time of purchase or the additional time of purchase, as the case may be, to the effect that the statements in the Registration Statement and the Prospectus referencing regulatory matters, insofar as such statements constitute summaries of food and drug regulatory matters with respect to the Company, as of the date of the Registration Statement and the Prospectus and as of the date of such opinion, are in all material respects accurate and complete statements or summaries of the matters therein set forth; and nothing has come to such counsel's attention that causes such counsel to believe that the above-described portions of the Registration Statement and the Prospectus, at the date of the Registration Statement and the Prospectus or at the date of such opinion, contained or contains an untrue statement of material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     (d) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Prospectus (together with any supplement thereto) and such other related matters as the Underwriters may require.

                     (e) You shall have received from Deloitte & Touche, LLP, letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by Dewey Ballantine LLP, counsel for the Underwriters.

                     (f) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed prior to the time the Registration Statement becomes effective to which you object in writing.

                     (g) The Registration Statement shall become effective, or if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:00 P.M., New York City time, on the date of this Agreement, unless a later time (but not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement) shall be agreed to by the Company and you in writing or by telephone, confirmed in writing; PROVIDED, HOWEVER, that the Company and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later date.

                     (h) Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act;
       (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
       (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                     (i) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and unfavorable change, or any development involving a prospective material and adverse change, financial or otherwise (other than as specifically identified in the Registration Statement and Prospectus), in the business, prospects, properties, condition or results of operations of the Company or any of the Subsidiaries shall occur or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries.

                     (j) The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate of its President and its Chief Financial Officer to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company has performed such of their obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be, and the conditions set forth in paragraphs (g), (h) and (i) of this Section 6 have been met.

                     (k) You shall have received signed letters, dated the date of this Agreement, from each of the officers and directors of the Company and all stockholders of the Company agreeing with the Underwriters that such persons will not sell, offer or agree to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock for a period of 90 days after the date of the Prospectus without UBSW's prior written consent.

                     (l) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

                     (m) The Shares shall have been approved for listing for quotation on NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

              7. EFFECTIVE DATE OF AGREEMENT; TERMINATION. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

              The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, (i) if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, there has been any material adverse and unfavorable change, or any development involving a prospective material adverse change, financial or otherwise (other than as specifically identified in the Registration Statement and Prospectus), in the business, prospects, properties, condition or results of operations of the Company and the Subsidiaries taken as a whole that would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares, (ii) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (iii) if a banking moratorium shall have been declared either by the United States or New York State authorities or (iv) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

              If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter or telegram.

              If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

              8. INCREASE IN UNDERWRITERS' COMMITMENTS. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of
Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to
Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

              Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

              If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

              The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

              If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

              9.     INDEMNITY AND CONTRIBUTION.

                     (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange

       Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading,
       (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreemet or the failure by the Company to perform when and as required any agreement or covenant contained herein or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films, tape recordings, used in connection with the marketing of the Shares.

                     (b) If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; PROVIDED, HOWEVER, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without the written consent of the Company but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shal be liable for any settlement of any Proceeding effected without its written consent if
       (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                     (c) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

              If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; PROVIDED, HOWEVER, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnifid party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle.
No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

                     (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) or (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a pary as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

                     (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

                     (f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of
       Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

              10. NOTICES. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, NY 10171-0026, Attention:
Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 5100 Patrick Henry Avenue, Santa Clara, California 95054, Attention: Scott H. Miller, Senior Vice President, General Counsel and Assistant Secretary.

              11. GOVERNING LAW; CONSTRUCTION. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

              12. SUBMISSION TO JURISDICTION. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBSW or any indemnified party. Each of

UBSW and the Company (on its respective behalf and, to the extent permitted by applicable law, on behalf of their respective stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

              13. PARTIES AT INTEREST. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

              14. COUNTERPARTS. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

              15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Underwriters, the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's, and any of the Underwriters' respective businesses and/or assets.

              16. MISCELLANEOUS. UBSW, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBSW is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBSW are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

              A lending affiliate of UBSW may have lending relationships with issuers of securities underwritten or privately placed by UBSW. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBSW will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBSW.

              If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

                                          Very truly yours,

                                          COHERENT, INC.

                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:



Accepted and agreed to as of the
 date first above written, on behalf of
 themselves and the other several Underwriters named in Schedule A

UBS WARBURG LLC
CIBC WORLD MARKETS CORP.
U.S. BANCORP PIPER JAFFRAY INC.
BLUESTONE CAPITAL PARTNERS, L.P.

By:  UBS WARBURG LLC


By:
    -------------------------------
    Name:
    Title: [_____]

By:
    -------------------------------
    Name:
    Title: [_____]

                                     SCHEDULE A


                                                 Number of
Underwriter                                     Firm Shares
-----------                                     -----------
UBS WARBURG LLC............................
CIBC WORLD MARKETS CORP....................
U.S. BANCORP PIPER JAFFRAY INC.............
BLUESTONE CAPITAL PARTNERS, L.P............

                            Total..........     -----------
                                               =============

                                      SCHEDULE B

                                                               Jurisdiction of
Name                                                             Incorporation
----                                                             -------------
Coherent FSC, Inc.. . . . . . . . . . . . . . . . . . . . . .   Virgin Islands
Coherent GmbH.. . . . . . . . . . . . . . . . . . . . . . . .          Germany
Coherent (U.K.) Ltd.. . . . . . . . . . . . . . . . . . . . .   United Kingdom
Coherent Japan, Inc.. . . . . . . . . . . . . . . . . . . . .            Japan
Lambda Physik GmbH (1). . . . . . . . . . . . . . . . . . . .          Germany
Lambda Physik U.S (1) . . . . . . . . . . . . . . . . . . . .    United States
Lambda Physik Japan, K.K (2). . . . . . . . . . . . . . . . .            Japan
Coherent S.A... . . . . . . . . . . . . . . . . . . . . . . .           France
Coherent Optics Europe, Ltd.. . . . . . . . . . . . . . . . .   United Kingdom
Coherent Lubek GmbH . . . . . . . . . . . . . . . . . . . . .          Germany
Coherent Export Co., Inc... . . . . . . . . . . . . . . . . .    United States
Coherent Holding Co., GmbH. . . . . . . . . . . . . . . . . .          Germany
Coherent-Ealing Europe, Ltd.. . . . . . . . . . . . . . . . .   United Kingdom
Coherent (U.K.) Holdings, Ltd.. . . . . . . . . . . . . . . .   United Kingdom
Coherent Benelux. . . . . . . . . . . . . . . . . . . . . . .  The Netherlands
Coherent Tutcore, Ltd.(1) . . . . . . . . . . . . . . . . . .          Finland
Coherent HK Ltd.. . . . . . . . . . . . . . . . . . . . . . .        Hong Kong
Star Medical Technologies, Inc. . . . . . . . . . . . . . . .    United States






-------------------
              The Company owns 100% of the outstanding voting securities of each of the corporations listed above, each a Subsidiary of the Company, except those footnoted, in which the Company's ownership interest is as follows:


       (1) The Company owns 80% of the outstanding voting securities of these Subsidiaries.

       (2) The Company owns 76% of the outstanding voting securities of this Subsidiary.